AllianceBernstein Exchange Reserves
811-08294




77.D-Investment Policy Changes Chart

ALLIANCEBERNSTEIN EXCHANGE RESERVES


FORMER POLICIES				CURRENT POLICIES


Investment Objective:
Fundamental:				Non-fundamental:
The Fund's investment objective		The Fund's investment
is maximum current income to		objective is maximum current
the extent consistent with		income to the extent
safety of principal and			consistent with safety
liquidity.				of principal and
					liquidity.


Fundamental Investment Policies:
The Fund may not invest 25%		The Fund may not
or more of its assets in the		concentrate investments in an
securities of issuers conducting	industry, as concentration
their principal business		may be defined under the
activities in any one industry;		1940 Act or the rules and
provided that, for purposes of		regulations thereunder (as such
this restriction, there is no		statute, rules or regulations may
limitation with respect to		be amended from time to time) or
investments in securities		by guidance regarding,
issued or guaranteed by the		interpretations of, or exemptive
United States Government, its		orders under, the 1940 Act or the
agencies or instrumentalities		rules or regulations thereunder
or certificates of deposit		published by appropriate
and bankers' acceptances		regulatory authorities.
issued or guaranteed by,
or interest-bearing savings
deposits maintained at, banks
and savings institutions and
loan associations (including
foreign branches of U.S. banks
and U.S. branches of foreign
banks).

The Fund may not invest more		The Fund is diversified as
than 5% of its assets in the		required by the 1940 Act or
securities of any one issuer		Rule 2a-7.
(exclusive of securities issued
or guaranteed by the United
States Government, its agencies
or instrumentalities), except
that up to 25% of the value of
the Fund's total assets may be
invested without regard to such
5% limitation.  (As a matter of
operating policy, pursuant to
Rule 2a-7, the Fund will invest
no more than 5% of its assets in
the first tier (as defined in
Rule 2a-7) securities of any one
issuer, except that under Rule
2a-7, the Fund may invest up to
25% of its total assets in the
first tier securities of a single
issuer for a period of up to
three business days. Fundamental
policy number (ii) would give the
Fund the ability to invest, with
respect to 25% of its assets, more
than 5% of its assets, in any one
issuer only in the event rule 2a-7
is amended in the future.)

The Fund may not invest in more		Restriction eliminated.
than 10% of any one class of an
issuer's outstanding securities
(exclusive of securities issued
or guaranteed by the United
States Government, its agencies
or instrumentalities).

The Fund may not borrow money	      	The Fund may not issue any
except from banks on a		      	senior security (as that term
temporary basis or via entering	      	is defined in the 1940 Act)
into reverse repurchase			or borrow money, except to the
agreements in aggregate amounts		extent permitted by the 1940
not to exceed 15% of the Fund's		Act or the rules and
assets and to be used			regulations thereunder (as
exclusively to facilitate the		such statute, rules or
orderly maturation and sale of		regulations may be amended
portfolio securities during any		from time to time) or by
periods of abnormally heavy		guidance regarding, or
redemption requests, if they		interpretations of, or
should occur; such borrowings		exemptive orders under, the
may not be used to purchase		1940 Act or the rules or
investments and the Fund will		regulations thereunder
not purchase any investment		published by appropriate
while any such borrowings exist.	regulatory authorities.
					For the purposes of this
					restriction, margin and
					collateral arrangements,
					including, for example, with
					respect to permitted borrowings,
					options, futures contracts,
					options on futures contracts
					and other derivatives such as
					swaps are not deemed to involve
					the issuance of a senior security.

Related fundamental policy:		Related fundamental policy:
The Fund may not issue in		Policy eliminated.
senior securities except as		See new fundamental policy above.
permitted by the Act and
interpretations thereunder.

The Fund may not pledge,		Restriction eliminated.
hypothecate or in any
manner transfer, as
security for indebtedness,
any securities owned or
held by the Fund except
as may be necessary in
connection with any
borrowing mentioned
above, including reverse
repurchase agreements,
and in an aggregate amount
not to exceed 15% of the
Fund's assets.

The Fund may not make loans,		The Fund may not make loans
provided that the Fund may		except through (i) the
purchase money market			purchase of debt obligations
securities and enter into		in accordance with its
repurchase agreements.			investment objectives and
					policies; (ii) the lending of
					Fund securities; (iii) the use
					of repurchase agreements; or
					(iv) the making of loans to
					affiliated funds as permitted
					under the 1940 Act, the rules
					and regulations thereunder (as
					such statutes, rule or
					regulations may be amended from
					time to time), or by guidance
					regarding, and interpretations
					of, or exemptive orders under,
					the 1940 Act.

The Fund may not make			Prohibition eliminated.
investments for the purpose
of exercising control.

The Fund may not purchase		Policy eliminated.
securities of other
investment companies,
except in connection with
a merger, consolidation,
acquisition or
reorganization. 			Related non-fundamental policy:
					The Portfolio may invest in the
					securities of other investment
					companies, including
					exchange-related funds, to the
					extent permitted under the 1940
					Act or the rules and regulations
					thereunder (as such statute,
					rules or regulations may be
					amended from time to time) or
					by guidance regarding,
					interpretations of, or
					exemptive orders under, the
					1940 Act or the rules or
					regulations thereunder
					published by appropriate
					regulatory authorities.

The Fund may not			The Fund may not purchase
invest in real estate			or sell real estate except that
(other than money market		it may dispose of real
securities secured by			estate acquired as a result of
real estate or interests		the ownership of securities
therein or money market			or other instruments. This
securities issued by			restriction does not prohibit
companies which invest			the Fund from investing in
in real estate, or			securities or other instruments
interests therein),			backed by real estate or in
commodities or commodity		securities of companies engaged
contracts, interests			in the real estate business.
in oil, gas and other
mineral exploration or
other development
programs.

The Fund may not			Policy eliminated.
purchase securities
on margin.				Related non-fundamental policy:
					The Fund may not purchase
					securities on margin, except
					(i) as otherwise provided under
					rules adopted by the SEC under
					the 1940 Act or by guidance
					regarding the 1940 Act, or
					interpretations thereof, and
					(ii) that the Fund may obtain
					such short-term credits as are
					necessary for the clearance of
					portfolio transactions, and the
					Fund may make margin payments
					in connection with futures
					contracts, options, forward
					contracts, swaps, caps, floors,
					collars and other financial
					instruments.

The Fund may not make			Prohibition eliminated.
short sales of securities
or maintain a short
position or write,
purchase or sell puts,
calls, straddles, spreads
or combinations thereof.

The Fund may not invest			Restriction eliminated.
in securities of issuers
(other than agencies and
instrumentalities of the
United States Government)
having a record, together
with predecessors, of
less than three years of
continuous operation if
more than 5% of the
Fund's assets would be
invested in such
securities.

The Fund may not			Restriction eliminated.
purchase or retain
securities of any issuers
if those officers and
trustees of the Fund
and employees of
Alliance who own
individually more than
1/2 of 1% of the
outstanding securities
of such issuer together
own more than 5% of the
securities of such
issuer.

The Fund may not act as			The Fund may not act as an
an underwriter of			securities. underwriter of
					securities, except that the
					Fund may acquire restricted
					securities under circumstances
					in which, if such securities
					were sold, the Fund might be
					deemed to be an underwriter for
					purposes of the Securities Act
					of 1933, as amended (the
					Securities Act).